Exhibit 23.2

September 3, 2015

SOLAR POWER, INC.

3500 Douglas Boulevard, Suite 240

Roseville, California

95661-3888

USA

Dear Sir/Madam,

We hereby consent to the reference of our name and inclusion of the summary of our opinion under the heading “ITEM 1A. RISK FACTORS” and “NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2014” in Solar Power, Inc.’s amendment No.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission (the “SEC”) on September 3, 2015, together with any additional amendments thereto (the “Amendment”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Amendment.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Han Kun Law Offices

Han Kun Law Offices